                      MGIT SMALLER COMPANIES FUND.

                   PROCEDURES PURSUANT TO RULE 10f-3

                                                     ATTACHMENT B

                                                 SECURITIES PURCHASED
(1)  Names of Underwriters               Morgan Stanley, BT Alex Brown, Deutsche Morgan Grenfell, Hambrecht & Quist, Dain Rausher,
                                         A.G. Edwards, Edward D. Jones, Ladenburg Thalman, Nationsbanc Montgomery, Needham & Co.,
                                         Brad Peery Inc., Wedbush Morgan Securities.

(2)  Names of Issuer                     Broadcom Corporation

(3)  Title of Security                   Broadcom Corporation
                                         Class A Common Stock

(4)  Date of First Offering              April 16, 1998

(5)  Amount of Total Offering            3500000 shares

(6)  Total Value of Offering             $84000000

(7)  Unit Price                          $24.00

(8)  Underwriting Discount               $1.68 (7%)

(9)  Dollar Amount Purchased             $2400

(10) Number of Shares Purchased          100 shares

(11) Years of Continuous Operation       The company has been in continuous operation for at least three years

(12) % of Offering Purchased by Fund     0.00286%

(13) % of Offering Purchased by
       Associated Investment Companies   0.04%

(14) % of Offering Purchased by Fund
       and Associated Funds(Limited
       to 25% of Offering)               0.0428%

(15) Name(s) of Underwriter(s) or
       Dealer(s) from whom Purchased     Morgan Stanley

                         MGIT MICROCAP FUND.

                   PROCEDURES PURSUANT TO RULE 10f-3

                                                 SECURITIES PURCHASED
(1)  Names of Underwriters                NationsBanc Montgomery Securities, Deutsche Morgan Grenfell

(2)  Names of Issuer                      Recovery Engineering, Inc.

(3)  Title of Security                    Recovery Engineering, Inc.
                                          Common Stock

(4)  Date of First Offering               April 23, 1998

(5)  Amount of Total Offering             1190000 shares

(6)  Total Value of Offering              $35700000

(7)  Unit Price                           $30.00

(8)  Underwriting Discount                $1.80(6%)

(9)  Dollar Amount Purchased              $198000

(10) Number of Shares Purchased           6600 shares

(11) Years of Continuous Operation        This company has been in continuous operation for at least three years

(12) % of Offering Purchased by Fund      0.55%

(13) % of Offering Purchased by
       Associated Investment Companies    2.36%

(14) % of Offering Purchased by Fund
       and Associated Funds (Limited to
       25% of Offering)                   2.92%

(15) Name(s) of Underwriter(s) or
       Dealer(s) from when Purchased      NationsBanc Montgomery Securities

                         MGIT MICROCAP FUND.

                   PROCEDURES PURSUANT TO RULE 10f-3

                                                 SECURITIES PURCHASED
(1)  Names of Underwriters                Merrill Lynch, Hambrecht & Quist, Friedman, Billings & Ramsey, Deutsche
                                          Bank Securities, First Albany, Piper Jaffray, WH Capital Corp.

(2)  Names of Issuer                      MicroStrategy Incorporated

(3)  Title of Security                    MicroStrategy Incorporated
                                          Class A Common Stock

(4)  Date of First Offering               June 11, 1998

(5)  Amount of Total Offering             4000000 shares

(6)  Total Value of Offering              $48000000

(7)  Unit Price                           $12.00

(8)  Underwriting Discount                $0.84(7%)

(9)  Dollar Amount Purchased              $43200

(10) Number of Shares Purchased           3600 shares

(11) Years of Continuous Operation        This company has been in continuous operation for at least three years

(12) % of Offering Purchased by Fund      .090%

(13) % of Offering Purchased by
       Associated Investment Companies    .0925%

(14) % of Offering Purchased by Fund
       and Associated Funds               .1825%

(15) % of Fund Assets Applied to
       Purchase (Limited to 25%
       of Offering)                       .41%

(16) Name(s) of Underwriter(s) or
       Dealer(s) from whom Purchased      First Albany